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                                                             EXHIBIT 1.A.(10)(d)

                     MERRILL LYNCH LIFE INSURANCE COMPANY
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
                                                                                                               Little Rock, Arkansas
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 Merrill Lynch                                  Application for Additional Payment for Variable Life Insurance
 Account Number
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PART Aa INSURED NO. 1                              PART Ab INSURED NO. 2 (IF JOINT AND LAST SURVIVOR)

FIRST NAME             MI    LAST                  FIRST NAME             MI    LAST
           -----------   ---     -----------                  -----------   ---     -----------
HEIGHT      FT.     IN.   WEIGHT        LBS.       HEIGHT      FT.     IN.   WEIGHT        LBS.
       -----    ----             -------                  -----    ----             -------
SOCIAL SECURITY NUMBER                             SOCIAL SECURITY NUMBER
                       ---------------------                              ---------------------
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PART B

Policy Number ___________________________                                    Method of Payment:

Type of Policy  [ ] Modified Single Premium        [ ] Scheduled Premium     [ ] Check
                [ ] Flexible Premium               [ ] Other                 [ ] CMA Life Service
                                                             ----------

Amount of additional payment $
                               ---------------------

Is this an exercise of Guarantee of Insurability rider? (if yes, skip to Part E.)  [ ] Yes   [ ] No
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PART C  If answer to Question 1 or 2 is yes, explain Remarks (Part F).

Since the initial application for the above policy:
                                                                        Insured No. 1      Insured No. 2

1. Has there been any change in the insured's health,                  [ ] YES  [ ] NO    [ ] YES  [ ] NO
   occupation, or cigarette smoking habits?

2. Has the insured been refused life insurance, been offered a         [ ] YES  [ ] NO    [ ] YES  [ ] NO
   modified or rated policy, or applied for or received disability benefits from any source?
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PART D  If answer to Question 3 is no, or 4, 5, or 6 is yes, explain in Remarks (Part F).

3. Is the insured now performing his or her usual occupational         [ ] YES  [ ] NO    [ ] YES  [ ] NO
   duties (or usual daily duties if student, homemaker, or
   retired) without any disabling impairment?

4. During the last two years, has the proposed insured been            [ ] YES  [ ] NO    [ ] YES  [ ] NO
   hospitalized, treated, advised, or diagnosed by a member of the medical profession for any heart, liver, lung or kidney trouble, high blood pressure, stroke, diabetes, cancer nervous disorders or disorders of the immune system (including Aids or ARC)?

5. Has the insured engaged in hang gliding, skydiving or motor         [ ] YES  [ ] NO    [ ] YES  [ ] NO
   vehicle racing in the last year, or plan to engage in any of these activities within the next two years?

6. Does the insured have any applications pending or any life          [ ] YES  [ ] NO    [ ] YES  [ ] NO
   insurance in force?  (If yes, list companies and amounts in
   Remarks.)

7. Has the insured flown other than as a passenger in the last         [ ] YES  [ ] NO    [ ] YES  [ ] NO
   two years?
   Hours last year:___ Hours 2 years ago:___ Type of license:___

8. During the last five years, has the insured consulted a             [ ] YES  [ ] NO    [ ] YES  [ ] NO
   physician or been examined or treated at a hospital or other medical facility for other than normal pregnancies?  (If yes, please list each occurrence below.  Attach additional page if necessary.)

Insured No.            Facility/Doctor               City, State              Reason/Diagnosis      Month/Year

------------      -----------------------          -----------------       ---------------------    -----------

------------      -----------------------          -----------------       ---------------------    -----------

------------      -----------------------          -----------------       ---------------------    -----------
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PART E

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Unless otherwise indicated below, allocation among the investment divisions will be in proportion to the investment base in each division as of the date we receive the additional payment, subject to acceptance of the additional payment by Merrill
Lynch.
                                        Division Name             Show the amount in dollars or percentages
                                                                            (in whole numbers)

                                                                           %         or      $
Note:                             -------------------------         ------                     ----------
Refer to the policy for the                                                %         or       $
Maximum number of divisions       -------------------------         ------                     ----------
that may be in effect at one                                               %         or       $
time.  The divisions in effect    -------------------------         ------                     ----------
plus those selected in this                                                %         or       $
application may not exceed        -------------------------         ------                     ----------
that maximum.                                                              %         or       $
                                  -------------------------         ------                     ----------
                                                            Total      100%          or       $
                                                                                               ----------
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PART F REMARKS (ATTACH ADDITIONAL PAGES IF NECESSARY)

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PART G AGREEMENT AND AUTHORIZATION
AGREEMENT

By signing below, you agree that to the best of your knowledge and belief, all statements and true and may be relied upon in determining whether complete and true and may be relied upon in determining whether to accept the additional payment. Your answers will form a part of the policy, and no medical examiner or registered representative has authority to modify this agreement or waive any of Merrill Lynch's rights or requirements. You also acknowledge that upon acceptance of the additional payment by Merrill Lynch any increase in existing insurance will be subject to the terms of the policy. If money is paid with this application, then, any increase in insurance coverage will be as provided for in the Receipt and Conditional Insurance Agreement for the additional payment. You also understand that unless otherwise provided for by the Receipt and Conditional Insurance Agreement, no additional payment will take effect unless, while the insured is living, the additional payment is made, the owner receives the Additional Payment Confirmation, the answers and statements in this application continue to be complete and true at the time of such payment and delivery, and the proposed insured's insurability and condition of health remains as stated in the application. If we make a change as indicated in Part I, it will be approved by acceptance of the Confirma tion of Transaction and the acceptance of a copy of this application for incorporation in your policy where permitted by state regulation. Any change in plan, benefits applied for, amount of insurance, age at issue, or underwriting class must be agreed to in writing.

Authorization

I, the insured, authorize any physician, hospital or other medical practitioner or facility, insurance company, Medical Information Bureau, or any other organization, institution or person that has any information about my health or any non-medical information relevant to my insurabi lity or that of my minor children who are to be insured to release such information to Merrill Lynch to obtain investigative consumer reports, if appropriate. I understand that I have a right to learn the content and receive a copy of any such report. This authorization is valid for 2-1/2 years from the date signed and a photo graphic copy is as valid as the original. I acknowledge receipt of the Fair Credit Reporting Act and Medical Information Bureau Notices.


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
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PART H SIGNATURES
SIGNED AT                                            ON
          ------------------------------------              -----------------------------------
                 CITY             STATE                                DATE

         X                                          X
           ------------------------------------             -----------------------------------
            INSURED NO. 1 (PARENT/GUARDIAN                      INSURED NO. 2 (PARENT/GUARDIAN
             IF INSURED IS UNDER AGE 15)                          IF INSURED IS UNDER AGE 15)

         X                                          X
           ------------------------------------             -----------------------------------
           OWNER (IF OTHER THAN EITHER INSURED)                        AGENT/WITNESS

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PART I AMENDMENTS (H.O. USE ONLY)
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